INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation and subsidiary companies ("Union Pacific") on Form S-4 of our report dated January 19, 1995, incorporated by reference in the Annual Report on Form 10-K/A of Union Pacific for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




          DELOITTE & TOUCHE LLP
          New York, New York



          December 1, 1995